CURRENT REPORT PURSUANT
                         TO SECTION 13 OF 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (date of earliest event reported):DECEMBER 18, 1998


                           GULFPORT ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   73-1521290
                        (IRS Employer Identification No.)

                         6307 WATERFORD BLVD, SUITE 100
                          OKLAHOMA CITY, OKLAHOMA 73118
                                 (405) 848-8807
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)


Item 5.  OTHER EVENTS

On November 20, 1998, Gulfport Energy Corporation (the "Company") completed its stock rights offering as described in its S-1A registration statement filed October 30, 1998. 150,183,990 shares of the Company's common stock were issued in exchange for cash and the conversion of debt totaling $7,509,200. As of December 18, 1998, the Company had 172,260,305 shares of common stock issued and outstanding.


                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Gulfport Energy Corporation
                                            By:/s/  MARK LIDDELL
                                                       Mark Liddell
                                                     President

Date: December 18, 1998